Exhibit 10.7

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of November 5, 2013, among Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Griffin Capital Essential Asset REIT, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the “Company”), Griffin Capital Essential Asset Advisor LLC, a Delaware limited liability company and the external advisor of the Company (the “Advisor”), and SPT Griffin Holdings, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, on November 5, 2013, the Operating Partnership, the Company, the Investor and Starwood Property Trust, Inc. entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which the Investor agreed to purchase, and the Operating Partnership agreed to sell, 24,319,066 Series A Cumulative Redeemable Exchangeable Preferred Units of Limited Partnership Interest (Liquidation Preference $10.28 per unit) of the Operating Partnership (the “Preferred Units”);

WHEREAS, the Preferred Units have been established pursuant to Amendment No. 1, dated as of the date hereof (the “LPA Amendment”), to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, effective as of November 5, 2013;

WHEREAS, it is a condition to closing of the purchase of the Preferred Units by the Investor that the parties hereto agree to be bound by the terms of this Agreement;

WHEREAS, the Investor, the Operating Partnership and the Company hereby agree that this Agreement shall govern the rights of the Investor to appoint a non-voting observer to the Board of Directors of the Company (the “Board”) under the circumstances and upon the terms described herein; and

WHEREAS, the Operating Partnership, the Company and the Advisor hereby agree that this Agreement shall govern their respective obligations, if applicable, to cooperate with the Investor and to take all steps requested by the Investor that are deemed necessary or appropriate (i) to effect the exchange of Preferred Units for Series A Preferred Shares (as defined herein) under the circumstances and upon the terms described herein and (ii) to cause the Preferred Directors (as defined herein) to be elected to the Board in accordance with the terms of the Articles Supplementary (as defined herein), and related matters under the circumstances and upon the terms described herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended Bylaws” has the meaning set forth in the Section 3.1 of this Agreement.

“Articles Supplementary” means the Articles Supplementary to the Charter setting forth the terms of the Series A Preferred Shares, which Articles Supplementary have been placed into escrow with the Escrow Agent on the date hereof pursuant to the terms of the Escrow Agreement.

“Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” has the meaning set forth in the recitals to this Agreement.

“Charter” means the Company’s Third Articles of Amendment and Restatement, dated October 26, 2009, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Escrow Agent” has the meaning set forth in Section 3.1 of this Agreement.

“Escrow Agreement” has the meaning set forth in Section 3.1 of this Agreement.

“Griffin Parties” has the meaning set forth in Section 5.2 of this Agreement.

“Griffin Preferred Director Cooperation Obligations” has the meaning set forth in Section 3.2 of this Agreement.

“Griffin Preferred Exchange Cooperation Obligations” has the meaning set forth in Section 3.1 of this Agreement.

“LPA Amendment” has the meaning set forth in the recitals to this Agreement.

“Observer” has the meaning set forth in Section 2.1(a) of this Agreement.

“Operating Partnership” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means, with respect to the Investor and its Permitted Transferees, a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned directly or indirectly by the Investor; provided, however, that any subsequent transfer of any portion of the Beneficial Ownership of the entity such that it is Beneficially Owned in any part by a Person other than the Investor will not be deemed to be a transfer to a Permitted Transferee.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity.

“Preferred Director Election Activities” has the meaning set forth in Section 3.2(a) of this Agreement.

“Preferred Directors” has the meaning set forth in Section 3.2(a) of this Agreement.

“Preferred Share Exchange Activities” has the meaning set forth in Section 3.1 of this Agreement.

“Proceeding” has the meaning set forth in Section 6.8 of the Agreement.

“SDAT” means the Maryland State Department of Assessments and Taxation.

“Selected Court” has the meaning set forth in Section 6.8 of the Agreement.

“Series A Preferred Shares” means shares of the Company’s Series A Cumulative Voting Redeemable Preferred Stock for which Preferred Units are exchangeable and the terms of which are set forth in the Articles Supplementary, which Series A Preferred Shares shall be established, if applicable, by the filing of the Articles Supplementary with the SDAT pursuant to the terms of the Escrow Agreement.

“Subordination Agreements” means (i) the Subordination of Management Agreements, dated as of November 5, 2013, among the Operating Partnership, the Investor and Griffin Capital Essential Asset Property Management, LLC and (ii) the Subordination of Second Amended and Restated Advisory Agreement, as amended, dated as of November 5, 2013, among the Company, the Investor and the Advisor.

“Transaction Documents” means, collectively, this Agreement, the LPA Amendment, the Escrow Agreement, the Articles Supplementary and each of the Subordination Agreements.

SECTION 1.2 Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

OBSERVER RIGHTS

SECTION 2.1 Observer Rights.

(a) Upon the closing of the acquisition of the Preferred Units by the Investor pursuant to the terms of the Purchase Agreement, the Investor shall have the right to appoint a non-voting observer to the Board (the “Observer”), who shall be entitled to attend and participate in all meetings of the Board and any and all committees thereof (including executive sessions thereof). Pursuant to the foregoing, the Investor hereby appoints Warren DeHaan as the initial Observer. In the event that such appointee (or any subsequent appointee pursuant to this Section 2.1) shall for any reason cease to serve as the Observer, the Investor shall have the right to appoint a replacement thereof; provided, that in no event shall the Company, the Operating Partnership, the Advisor or the Board have any right to remove the individual appointed by the Investor to serve as Observer. The Investor shall have the right to designate a different person as the Observer at any time upon notice to the Company.

(b) The Observer shall have all of the rights and privileges of a member of the Board and all committees thereof; provided, that in no event shall the Observer be deemed to be a member of the Board or such committees or have the right to vote on any matter under consideration by the Board or such committees. The Observer shall be provided with all notices of meetings, minutes and other materials provided to members of the Board and/or any and all committees thereof simultaneously with the provision of such materials to the members of the Board or such committees, as the case may be. All meetings of the Board or committees thereof shall be held in a manner such that the Observer shall be able to participate therein either in person or telephonically. In the event that the Observer is unable to attend a meeting of the Board or a committee thereof, the Investor shall have the right to send an alternate in the Observer’s place to attend such meeting.

(c) The Company shall reimburse the Observer on a quarterly basis for the reasonable out-of-pocket expenses incurred by the Observer in connection with attendance at Board and committee meetings.

(d) The Company shall enter into an indemnification agreement with the Observer, dated as of the date hereof, that shall be in substantially the form set forth as Exhibit A hereto. In the event that the initial Observer (or any subsequent Observer, as the case may be) is replaced for any reason pursuant to Section 2.1(a), the Company agrees to enter into an indemnification agreement with such replacement Observer that is substantially identical to the indemnification agreement entered into as of the date hereof with the initial Observer (or such subsequent Observer, as the case may be). The Company shall also obtain and maintain insurance coverage (if available) on behalf of the Observer (or any replacement thereof) against liability that may be asserted against or incurred by him in his capacity as Observer, which insurance coverage shall be to the same extent as the insurance coverage provided to the members of the Board.

(e) The right of the Investor to appoint and maintain an Observer to the Board pursuant to this Section 2.1 shall terminate upon the earlier to occur of (i) the Investor or a Permitted Transferee ceasing to Beneficially Own any Preferred Units and (ii) the appointment of the Preferred Directors.

ARTICLE III

MATTERS RELATING TO EXCHANGE OF

PREFERRED UNITS FOR SERIES A PREFERRED SHARES

SECTION 3.1 Issuance of Series A Preferred Shares.

Each of the Operating Partnership, the Company and the Advisor acknowledges and agrees that, pursuant to the terms of the LPA Amendment and that certain Escrow Agreement, dated as of the date hereof (the “Escrow Agreement”), among the Operating Partnership, the Company, the Investor and Sidley Austin LLP, as escrow agent (the “Escrow Agent”), upon the occurrence of an Optional Repurchase Event (as such term is defined in the LPA Amendment), the Investor shall have the right (i) to exchange Preferred Units for Series A Preferred Shares in whole or in part and from time to time and (ii) in doing so, to cause the Escrow Agent to (A) file the Articles Supplementary with the SDAT, (B) deliver to the Investor certificate(s) representing the number of Series A Preferred Shares for which such Preferred Units are being exchanged, in each case pursuant to and in accordance with the terms of the LPA Amendment and the Escrow Agreement, as applicable, and (C) release the Amended and

Restated Bylaws of the Company (the “Amended Bylaws”) from escrow. In connection with the foregoing and any other related matters under the LPA Amendment, the Escrow Agreement or otherwise (all of such matters being referred to, collectively, as the “Preferred Share Exchange Activities”), each of the Operating Partnership, the Company and the Advisor agrees to diligently and promptly cooperate in good faith with the Investor and to perform any and all actions requested by the Investor or that are otherwise necessary or desirable for the performance by any of the Escrow Agent, the Company, the Advisor or the Investor of the Preferred Share Exchange Activities, including but not limited to, (i) executing and delivering any and all agreements, documents and other instruments that may be required by the Escrow Agent, the Company, the Investor or the SDAT in connection with the foregoing; (ii) promptly notifying the Investor and the Escrow Agent of any adjustments in the Exchange Rate (as such term is defined in the LPA Amendment); (iii) modifying, re-executing and re-delivering to the Escrow Agent the Articles Supplementary, the certificates representing the Series A Preferred Shares, the Amended Bylaws and any other Escrow Documents (as such term is defined in the Escrow Agreement) at any time or from time to time to the extent deemed necessary or appropriate by the Investor as the result of the occurrence of one or more events subsequent to the date of this Agreement that would otherwise cause the Articles Supplementary or any such Other Escrow Documents to be incorrect, inconsistent or inequitable at such time, including, without limitation, adjustments to the Exchange Rate (as such term is defined in the LPA Amendment), the filing of any amendments or supplements to the Charter, or recapitalizations, stock splits, reverse splits, reorganizations, mergers, consolidations, spin-offs, combinations, stock exchanges, sale of all of the Company’s assets, tender offer for all or substantially all of the Company’s shares of common stock or other equity securities, or other similar transactions or events; (iv) causing the Amended Bylaws to become effective as soon as they are released from escrow; (v) complying with the terms of the Purchase Agreement and the Transaction Documents; (vi) causing counsel for the Company to issue any opinions requested by the Company’s transfer agent or any other applicable party, or that are otherwise deemed necessary or desirable in connection with the Preferred Share Exchange Activities; (vii) refraining from taking any action that would in any way restrict, limit or interfere with the Preferred Share Exchange Activities, including, without limitation, refraining from causing the Board to take any action that would in any way restrict, limit or interfere with the Series A Preferred Share Exchange Activities; and (viii) engaging in such other activities as may be reasonably determined by the Investor from time to time, in each case until the termination of this Agreement (all such obligations and undertakings of the Operating Partnership, the Company and the Advisor collectively being referred to herein as the “Griffin Preferred Exchange Cooperation Obligations”). The Griffin Preferred Exchange Cooperation Obligations shall be performed by the Operating Partnership, the Company and the Advisor, respectively, at their sole cost and expense and without any compensation, fee, reimbursement or other consideration from the Investor.

SECTION 3.2 Preferred Directors.

(a) Each of the Operating Partnership, the Company and the Advisor acknowledges and agrees that, if and when the Articles Supplementary are filed with the SDAT and the Investor exchanges any Preferred Units for Series A Preferred Shares pursuant to the terms of the LPA Amendment and the Escrow Agreement, as the case may be, then, pursuant to the terms of the Articles Supplementary, the holders of such Series A Preferred Shares will have the right to elect a number of directors of the Company such that the number of directors elected will represent a majority of the directors of the Company at the time of the election (the “Preferred Directors”). In connection with the foregoing, and any other related matters under the Articles Supplementary (all of such matters being referred to, collectively, as the “Preferred Director Election Activities”), each of the Operating Partnership, the Company and the Advisor agrees, if and when, and for as long as, the Investor or a Permitted Transferee Beneficially Owns any such Series A Preferred Shares, to diligently and promptly cooperate in good faith with the Investor and to perform any and all actions requested by the Investor that are necessary or desirable for the performance by any of the Company, the Advisor or the holders of the Series A Preferred Shares of the Preferred Director Election Activities, including but not limited to, (i) executing and delivering any and all agreements, documents, resolutions and other instruments that may be required by the Company or the holders of the Series A Preferred Shares in connection with the foregoing; (ii) refraining from taking any action that would in any way restrict, limit or interfere with the Preferred Director Election Activities, including, without limitation, refraining from causing the Board to take any action that would in any way restrict, limit or interfere with the Preferred Director Election Activities; and (iii) such other matters as may be reasonably determined by the Investor from time to time (all such obligations and undertakings of the Operating Partnership, the Company and the Advisor collectively being referred to herein as the “Griffin Preferred Director Cooperation Obligations”). The Griffin Preferred Director Cooperation Obligations shall be performed by the Operating Partnership, the Company and the Advisor, respectively, at their sole cost and expense and without any compensation, fee, reimbursement or other consideration from the Investor.

(b) Each of the Operating Partnership, the Company and the Advisor acknowledges and agrees that Preferred Directors, if any, upon their respective election to the Board by the holders of the Series A Preferred Shares pursuant to the terms of the Articles Supplementary will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, indemnification, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director stock ownership guidelines and other governance matters, and will be entitled to receive the same compensation and expense reimbursements to which other Independent Directors (as such term is defined in the Charter) are entitled in their capacities as directors of the Company. The Company agrees that, to the extent that it has entered into indemnification agreements with the Company’s then-existing directors, it shall enter into an indemnification agreement with each Preferred Director if and when each such Preferred Director becomes a member of the Board, which indemnification agreement shall be substantially identical to the indemnification agreements then in effect with the Company’s directors.

ARTICLE IV

TERMINATION

SECTION 4.1 Term. This Agreement shall automatically terminate upon the date on which the Investor or its Permitted Transferees cease to Beneficially Own any Preferred Units and any Series A Preferred Shares.

SECTION 4.2 Survival. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no further force and effect, and any outstanding expenses that are reimbursable to the Observer pursuant to Section 2.1(c) shall be reimbursed by the Company on the date of termination.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 Representations and Warranties of the Investor. The Investor represents and warrants to the Operating Partnership, the Company and the Advisor that (a) the Investor is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by the Investor or its attorney-in-fact on its behalf and is a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms; and (c) the execution, delivery and performance by the Investor of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which the Investor is a party or the organizational documents of the Investor.

SECTION 5.2 Representations and Warranties of the Operating Partnership, the Company and the Advisor. Each of the Company, the Operating Partnership and the Advisor (together, the “Griffin Parties”), jointly and severally, represents and warrants to the Investor that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach by such party of or constitute (or with notice or lapse of time or both would constitute) a default by such party under its organizational documents, any existing applicable law of any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof, exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over such party, or any agreement or instrument by which such party or any of its assets may be bound.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 6.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to the Company, the Operating Partnership or the Advisor, to:

c/o Griffin Capital Essential Asset REIT, Inc.

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

Attention: Joseph E. Miller

with a copy to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Monarch Plaza

3414 Peachtree Road, N.E., Suite 1600

Atlanta, Georgia 30326

Attn: Howard S. Hirsch

Email: hhirsch@bakerdonelson.com

(b) if to the Investor, to:

SPT Griffin Holdings, LLC

c/o Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn: Alan S. Weil

Email: aweil@sidley.com

SECTION 6.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 6.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

SECTION 6.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

SECTION 6.6 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

SECTION 6.7 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Selected Court (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

SECTION 6.8 Consent To Jurisdiction. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING (“PROCEEDING”) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “SELECTED COURT”) AND WAIVES ANY OBJECTION TO VENUE BEING LAID IN THE SELECTED COURT WHETHER BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE AND HEREBY AGREES NOT TO COMMENCE ANY SUCH PROCEEDING OTHER THAN BEFORE THE SELECTED COURT; PROVIDED, HOWEVER, THAT A PARTY MAY COMMENCE ANY PROCEEDING IN A COURT OTHER THAN THE SELECTED COURT SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY THE SELECTED COURT; (II) CONSENTS TO SERVICE OF PROCESS IN ANY PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY RECOGNIZED INTERNATIONAL EXPRESS CARRIER OR DELIVERY SERVICE, TO THE COMPANY, THE OPERATING PARTNERSHIP, THE ADVISOR, OR THE INVESTOR AT THEIR RESPECTIVE ADDRESSES REFERRED TO IN SECTION 6.1 HEREOF; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND (III) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 6.9 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 6.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P.

By:	Griffin Capital Essential Asset REIT, Inc., its sole general partner

By:	/s/ Joseph E. Miller
	Name:	Joseph E. Miller
	Title:	Chief Financial Officer

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

By:	/s/ Joseph E. Miller
	Name:	Joseph E. Miller
	Title:	Chief Financial Officer

GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR LLC

By:	/s/ Joseph E. Miller
	Name:	Joseph E. Miller
	Title:	Chief Financial Officer

SPT GRIFFIN HOLDINGS, LLC

By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signature